Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: secretaryofstate.biz

                                                           Document Number
                                                           20070896099-00
                                                           Filing Date and Time:
                                                           12/31/2007 8:04 AM
                                                           Entity Number
                                                           E0896172007-2

       ARTICLES OF INCORPORATION
         (PURSUANT TO NRS 78)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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
1. Name of
   Corporation:               InfoSpi, Inc.

2. Resident Agent             IncSmart.biz
   Name and Street            Name
   Address:
  (must Street be a           4421 Edward Ave.             Las Vegas    NEVADA         89108
   Nevada address where          Address                     City                     Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75,000,000      Par value: $0.001       without par value:
   authorized
   to issue)

4. Names & Addresses,         1. Hal Hartley
   of Board of                   Name
   Directors/Trustees:           1752 Castellana Road      La Jolla         CA          92037
   (attach additional page       Street Address              City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address              City          State       Zip Code

                              3.
                                 Name

                                 Street Address              City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Daniel C. Masters                                 /s/ Daniel C. Masters
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    1752 Castellana Road            La Jolla      CA         92037
   if there is more than 1    Address                            City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             IncSmart.biz
   Resident Agent:            By: /s/ Michael LaSala for IncSmart.biz                         12/18/2007
                              Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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